Exhibit 8.1

SUBSIDIARIES

Advanced Semiconductor Materials (Netherlands Antilles) N.V.

ASM Pacific Holding B.V.

ASM Pacific Technology Limited (subsidiary of ASM Pacific Holding B.V.)

ASM Assembly Automation Limited (subsidiary of ASM Pacific Technology Limited)

ASM Assembly Materials Limited (subsidiary of ASM Pacific Technology Limited)

ASM Assembly Products B.V. (subsidiary of ASM Pacific Technology Limited)

ASM Assembly Technology Co. Limited (subsidiary of ASM Pacific Technology Limited)

ASM Pacific Assembly Products Inc. (subsidiary of ASM Pacific Technology Limited)

ASM Microelectronic Technical Services (Shanghai) Co. Limited (subsidiary of ASM Pacific Technology Limited)

ASM Pacific Technology Asia Limited (subsidiary of ASM Pacific Technology Limited)

ASM Pacific (Hong Kong) Limited (subsidiary of ASM Pacific Technology Limited)

ASM Assembly Equipment Bangkok Limited (subsidiary of ASM Pacific Technology Limited)

ASM Semiconductor Materials (Shenzhen) Co. Limited (subsidiary of ASM Pacific Technology Limited)

ASM Technology Singapore Pte. Limited (subsidiary of ASM Pacific Technology Limited)

ASM Technology (M) Sdn. Bhd. (subsidiary of ASM Pacific Technology Limited)

ASM Technology China Limited (subsidiary of ASM Pacific Technology Limited)

ASM Technology (Huizhou) Co. Limited (subsidiary of ASM Pacific Technology Limited)

Shenzhen ASM Micro Electronic Technology Co. Limited (subsidiary of ASM Pacific Technology Limited)

ASM Assembly Equipment (M) Sdn. Bhd. (subsidiary of ASM Pacific Technology Limited)

ASM Pacific (Bermuda) Limited (subsidiary of ASM Pacific Technology Limited)

ASM Asia Limited (subsidiary of ASM Pacific Technology Limited)

Edgeward Development Limited (subsidiary of ASM Pacific Technology Limited)

Edgeward Trading (Shenzhen) Limited (subsidiary of ASM Pacific Technology Limited)

ASM Assembly Systems Management GmbH (subsidiary of ASM Pacific Technology Limited)

ASM Assembly Systems GmbH & Co. KG (subsidiary of ASM Pacific Technology Limited)

ASM Assembly Systems Ltd. (China) (subsidiary of ASM Pacific Technology Limited)

ASM Assembly Systems UK Ltd. (subsidiary of ASM Pacific Technology Limited)

ASM Assembly Systems SAS (subsidiary of ASM Pacific Technology Limited)

ASM (Assembly Systems) GmbH (Austria) (subsidiary of ASM Pacific Technology Limited)

ASM (Assembly Systems) GmbH & Co. KG (Austria) (subsidiary of ASM Pacific Technology Limited)

ASM Assembly Systems, LLC (subsidiary of ASM Pacific Technology Limited)

ASM Assembly Systems, S.deR.L. de C.V. (subsidiary of ASM Pacific Technology Limited)

ASM Assembly Systems Singapore Pte Ltd (subsidiary of ASM Pacific Technology Limited)

ASM Assembly Systems AB (subsidiary of ASM Pacific Technology Limited)

ASM Assembly Systems S.r.l. (subsidiary of ASM Pacific Technology Limited)

ASM America, Inc.

ASM Front-End Manufacturing Singapore Pte Limited

ASM Japan K.K.

ASM Microchemistry Oy

ASM NuTool, Inc.

ASM Genitech Korea Ltd

ASM Europe B.V.

ASM France S.A.R.L. (subsidiary of ASM Europe B.V.)

ASM Belgium N.V. (subsidiary of ASM Europe B.V.)

ASM United Kingdom Sales B.V. (subsidiary of ASM Europe B.V.)

ASM Germany Sales B.V. (subsidiary of ASM Europe B.V.)

ASM Italia S.r.l. (subsidiary of ASM Europe B.V.)

ASM Services and Support Ireland Ltd. (subsidiary of ASM Europe B.V.)

ASM Services and Support Israel Ltd. (subsidiary of ASM Europe B.V.)

ASM China Trading Limited

ASM Wafer Process Equipment Limited

ASM Wafer Process Equipment Singapore Pte Limited

ASM Front-End Sales & Services Taiwan Co., Ltd.

ASM IP Holding B.V.